Letter of Agreement

By and between

Chugach Electric Association, Inc.  (Chugach)

and

UNITE HERE Hotel Employees and Restaurant Employees Union Local 878

Representing

Beluga Power Plant Culinary Plant Employees

RE:  Contract Extension

Incorporation by Reference

The parties agree that the terms and conditions of the current Beluga Power Plant Culinary Collective Bargaining Agreement (“CBA”) between the parties which is scheduled to expire on June 30, 2017 including all attached Letters of Agreement, Letters of Understanding and/or Grievances Resolutions, shall continue in full force and effect until June 30, 2021, except where modified added to or deleted by this Contract Extension Agreement.

Article XII Wages and Job Classification

The parties agree that the wage schedule referenced in Section 1, shall increase in the following manner:

•	Effective, July 1, 2017, the base wage rates for all classifications shall increase by one and one half percent (1.5%).

•	Effective, July 1, 2018, the base wage rates for all classifications shall increase by the Anchorage CPI-U at no less than two percent (2.0%) and at no more than two and one half percent (2.5%).

•	Effective, July 1, 2019, the base wage rates for all classifications shall increase by the Anchorage CPI-U at no less than two percent (2.0%) and at no more than two and one half percent (2.5%).

•	Effective, July 1, 2020, the base wage rates for all classifications shall increase by three percent (3.0%).

Article XVI Health and Welfare

The employer agrees to pay the following Health and Welfare contribution amounts (starting from the current amount of $7.25/hour) effective July 1 of each of the following years:

2017- $7.40/hour

2018 - $7.77/hour

2019 - $8.18/hour

2020 - $8.86/hour

Article XVII Pension

The employer agrees to pay the following Pension contribution amounts (starting from the current amount of $6.66/hour) effective July 1 of each of the following years:

2017 - $6.86

2018 - $7.11

2019 - $7.31

2020 - $7.56

No other terms of the current (expiration June 30, 2017) Collective Bargaining Agreement shall be modified by this Letter of Agreement.  Upon ratification by the bargaining unit and approval of the Chugach Board of Directors, this Extension Agreement will become effective July 1, 2017.

/s/ Marvin Jones	/s/ Lee D. Thibert
UNITE HERE Local 878: Marvin Jones,	For Chugach: Lee D. Thibert
President 6/14/17	Chief Executive Officer 3-24-17
Date	Date